Exhibit 99

NEWS

INVESTOR CONTACT:  (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA LINE:  (800) 796-8448

COUNTRYWIDE REPORTS DILUTED EPS OF $0.72 FOR FIRST QUARTER OF 2007

—           2007 Guidance Updated at $3.50 to $4.30 per Diluted Share —

— Board Authorizes $0.15 Dividend —

CALABASAS, CA (April 26, 2007) — Countrywide Financial Corporation (NYSE: CFC) today announced results for the first quarter ended March 31, 2007.  Key results include the following:

Table 1

	Quarter Ended
($ in millions, except per share amounts)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Consolidated Company
Revenues	$2,406	$2,758	$2,836
Net Earnings	$434	$622	$684
Diluted EPS	$0.72	$1.01	$1.10
Total Assets ($ in billions)	$208	$200	$178
Key Segment Pre-tax Earnings
Mortgage Banking	$100	$453	$555
Banking	$288	$343	$341
Capital Markets	$132	$99	$156
Insurance	$180	$75	$65
Key Operating Statistics ($ in billions)
Total Loan Fundings	$117	$124	$106
Ending Loan Servicing Portfolio	$1,352	$1,298	$1,153
Ending Assets of Banking Operations	$84	$83	$78

“Countrywide’s earnings for the first quarter of 2007 were $434 million, despite adverse subprime and housing market conditions,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “While the Company’s core operations delivered what was otherwise a strong quarter, earnings were impacted by charges relating to our subprime activities as well as increases to our loss reserves and related asset valuation adjustments stemming from higher delinquencies and softer housing markets.”

During the quarter, subprime charges and other credit costs impacted Countrywide as follows:

•                  Subprime operations.  Mortgage banking revenues from subprime operations, which include both production and investment activities, declined approximately $400 million from the fourth quarter of 2006, the equivalent of approximately $0.41 in earnings per diluted share.  Subprime production revenues decreased $245 million, primarily resulting from volatile market conditions

Investor Relations
4500 Park Granada • Calabasas, CA  91302 •  818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

                        and related value declines of loans sold during the quarter and unsold at quarter end, net of credit hedge gains.  Revenues from subprime investments fell $155 million from the fourth quarter of 2006, largely as a result of impairment charges against retained interests from subprime and related securities, net of credit hedge gains.  The Company has instituted policy and product guideline changes and made other adjustments to reduce exposure to future subprime losses, and as a result management anticipates that both subprime production and investments will return to profitability in subsequent quarters, absent a material worsening of market conditions.

•                  Other credit costs.  Aside from subprime-related credit costs described above, other net credit costs increased from the fourth quarter of 2006 by $132 million, the equivalent of $0.14 in earnings per diluted share, as a result of rising delinquencies, deteriorating housing market conditions, and resulting increased loss reserves.  This included a $119 million increase in impairment of prime-quality home equity retained interests and an $81 million increase in the provision for loan losses, partially offset by a $68 million increase in loss reserve reversal in the Insurance segment.

“Excluding the impact of subprime conditions and increased credit costs in the quarter, Countrywide’s core operations made strong contributions to quarterly earnings,” said Mozilo.  “Our Production sector delivered strong volume and margins for both prime first and home equity loans, which accounted for 93 percent of our total mortgage banking originations; Servicing sector margins, excluding impairment of retained interests, were strong; net interest margins increased in our Banking Operations; and our Capital Markets and Insurance segments both generated sequential quarter pre-tax earnings growth.

“On a consolidated basis, Countrywide’s residential lending operations continued to grow market share, with first quarter production representing over 18 percent of U.S. mortgage originations and our servicing portfolio reaching 8.4 million loans, which represents 13 percent of residential loans outstanding.  In addition, our pipeline heading into the second quarter is very strong at $69 billion, up 21 percent from the fourth quarter of 2006 and up 8 percent from the first quarter last year.  Furthermore, our increasingly diverse business model has been generating more than half of our earnings from businesses other than mortgage banking, as was the case in 2006 and in the first quarter of 2007 again.

“While turbulent mortgage market conditions had an adverse impact on the Company’s first quarter, looking forward, management is optimistic about the long-term future growth prospects and profitability of the Company stemming from the consolidation and rationalization occurring in the residential mortgage markets today.

“I would like to conclude by thanking my 50,000-plus Countrywide colleagues.  Each of them works hard every day to deliver outstanding long-term returns to shareholders, and to make the American dream of homeownership available to as many people as possible.”

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking

Table 2 below highlights the Mortgage Banking segment’s financial performance for the first quarter of 2007:

Table 2

Mortgage Banking Pre-tax Earnings

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Pre-tax Earnings (Loss)
Production	$139	$421	$284
Servicing	(69)	9	249
Closing Services	30	23	22
Total Mortgage Banking	$100	$453	$555
% Contribution to total pre-tax earnings	14%	46%	50%

Loan Production

The Loan Production sector is comprised of the following distribution channels: prime and subprime consumer-direct lending through Countrywide Home Loans’ 996-branch retail system, call center operations and the Internet; wholesale lending through a network of mortgage brokers; correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions. The sector also includes the mortgage banking activities of Countrywide Bank.

Overall quarterly Loan Production sector margins on both a sequential and year-over-year basis are detailed below:

Table 3

Loan Production Sector

Pre-tax Earnings (1)

	Quarter Ended
($ in millions)	Mar. 31, 2007	% (2)	Dec. 31, 2006	% (2)	Mar. 31, 2006	% (2)
Gain on sale of loans	$1,033	0.93%	$1,263	1.07%	$1,161	1.24%
Net warehouse spread	90	0.08%	136	0.12%	113	0.12%
Miscellaneous income	58	0.06%	90	0.08%	67	0.08%
Total revenues	1,181	1.07%	1,489	1.27%	1,342	1.44%
Operating expenses	(904)	(0.82%)	(944)	(0.80%)	(915)	(0.98%)
Allocated corporate expenses	(138)	(0.12%)	(124)	(0.11%)	(143)	(0.16%)
Total expenses	(1,042)	(0.94%)	(1,068)	(0.91%)	(1,057)	(1.14%)

Total Loan Production sector pre-tax earnings	$139	0.13%	$421	0.36%	$284	0.30%

Total Mortgage Banking loan funding volume	$110,567		$117,745		$93,452

(1) Numbers may not total exactly due to rounding

(2) Percentage based on loan funding volume

The sequential quarter decreases in overall gain on sale were largely isolated to the subprime channel, with a modest increase in prime gain on sale.  The year-over-year quarterly comparisons reflect erosion in overall gain-on-sale margins as shown in Table 4.

Table 4

Loan Production Sector Gain on Sale (1)

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Prime
Production	$93,833	$98,603	$75,825
Loans sold	$92,879	$93,620	$76,177
Gain on sale (“GOS”)	$901	$866	$898
GOS as % of loans sold	0.97%	0.93%	1.18%

Subprime
Production	$7,500	$9,146	$8,099
Loans sold	$7,890	$8,723	$9,090
(Loss) GOS	$(33)	$211	$149
(Loss) GOS as % of loans sold	(0.42%)	2.41%	1.64%

Home Equity
Production	$9,234	$9,996	$9,528

Initial sale
Loans sold	$6,787	$6,811	$4,443
GOS	$138	$152	$78
GOS as % of loans sold	2.03%	2.23%	1.75%

Subsequent draws
Loans sold	$1,043	$1,105	$975
GOS	$27	$35	$36
GOS as % of loans sold	2.63%	3.14%	3.66%

Total production	$110,567	$117,745	$93,452
Total loans sold	$108,599	$110,260	$90,684
Total GOS	$1,033	$1,263	$1,161
Total GOS as % of loans sold	0.95%	1.15%	1.28%
Total GOS as % of loans produced	0.93%	1.07%	1.24%

(1) Numbers may not be exact due to rounding

Subprime gain on sale for the first quarter of 2007 was impacted by deteriorating market conditions, specifically higher investor yield requirements as well as increased future loss estimates, which adversely impacted the value of subprime loans.  The $244 million reduction in subprime gain on sale was the result of a decline in the value of loans sold during the quarter and unsold at quarter end, net of credit hedge gains of $92 million.

Home equity gain on sale declined from the fourth quarter of 2006 because of increased credit enhancement costs and higher investor yield requirements.  Prime gain on sale increased from the fourth quarter of 2006 primarily as a result of changes in channel mix toward more retail business.  Factors impacting the overall year-over-year quarterly declines included increased competitive pricing pressures, the decline in production of higher-margin pay option products, and the general deterioration of subprime market conditions discussed previously.

Loan Servicing

The Loan Servicing sector reflects the performance of mortgage servicing rights (MSRs) and retained interests associated with Countrywide’s owned servicing portfolio.  Countrywide also manages a financial hedge within the Loan Servicing sector to mitigate negative valuation changes in MSRs and retained interests.

The Loan Servicing sector’s income statement and key operational metrics are displayed below:

Table 5

Loan Servicing Sector Pre-tax Results of Operations (1)

	Quarter Ended
($ in millions)	Mar. 31, 2007	% (2)	Dec. 31, 2006	% (2)	Mar. 31, 2006	% (2)
Servicing fees, net of guarantee fees	$1,080	0.328%	$1,010	0.321%	$913	0.326%
Miscellaneous fees	209	0.063%	198	0.063%	144	0.052%
Income from retained interests	148	0.045%	127	0.040%	134	0.048%
Escrow balance income	204	0.062%	240	0.076%	160	0.057%
Realization of expected MSR cash flows	(925)	(0.281%)	(880)	(0.279%)	(738)	(0.264%)
Operating revenues	715	0.217%	696	0.221%	614	0.219%

Direct expenses	(179)	(0.054%)	(188)	(0.060%)	(185)	(0.066%)
Allocated corporate expenses	(22)	(0.007%)	(20)	(0.006%)	(23)	(0.008%)
Total expenses	(201)	(0.061%)	(208)	(0.066%)	(209)	(0.074%)

Operating earnings	515	0.156%	488	0.155%	405	0.145%

Interest expense	(221)	(0.067%)	(218)	(0.069%)	(128)	(0.046%)

Change in fair value of MSRs	179	0.054%	(48)	(0.015%)	978	0.349%
Impairment of retained interests	(429)	(0.130%)	(73)	(0.023%)	(120)	(0.043%)
Servicing hedge losses	(114)	(0.034%)	(141)	(0.045%)	(886)	(0.316%)
Valuation changes, net of servicing hedge	(363)	(0.110%)	(262)	(0.083%)	(28)	(0.010%)

Total Loan Servicing sector results of operations	$(69)	(0.021%)	$9	0.003%	$249	0.089%

Average servicing portfolio ($ in billions)	$1,316		$1,261		$1,120

MSR portfolio capitalization rate	1.40%		1.38%		1.38%

(1) Numbers may not total exactly due to rounding

(2) Percentage based on average servicing portfolio; computation is annualized

Loan Servicing sector pre-tax earnings were adversely impacted by $429 million in impairment charges against retained interests.  Impairment charges of $231 million were related to subprime and similar retained interests, while $135 million was related to retained interests on home equity lines of credit extended to prime borrowers.  These impairment charges were driven by increased estimates for future losses on loans underlying the related securities as well as increased market yield requirements.  In addition, the Company incurred $63 million in impairment on other retained interests where Countrywide does not retain credit risk.  This impairment related to increased market yield requirements.

Delinquencies (based on loan count, 30 days or more past due) in the servicing portfolio were 4.29 percent at March 31, 2007, which compares to 5.02 percent at December 31, 2006 and 3.68 percent at March 31, 2006.  Foreclosures in the servicing portfolio (based on loan count) were 69 basis points at March 31, 2007, which compares to 65 basis points at December 31, 2006 and 47 basis points at March 31, 2006.  The year-over-year increase in total delinquencies and foreclosures is generally the result of softening housing market conditions and the seasoning of the loans in the servicing portfolio.  The sequential quarter improvement in the delinquency ratio is primarily attributable to seasonal factors.  The weighted average age of the loans in the portfolio at March 31, 2007 was 23 months, while the age at March 31, 2006 was 21 months.

Loan Closing Services

Loan Closing Services are offered through Countrywide’s LandSafe companies, which primarily provide credit reports, appraisals and flood determinations.  The LandSafe companies’ quarterly pre-tax earnings increased from the prior year, primarily as a result of an increase in its credit report and appraisal businesses due to the increase in Countrywide’s application activity.

BANKING

The Banking segment includes Banking Operations (primarily the fee and investment activities of Countrywide Bank, FSB) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.  Countrywide Bank (“Bank”) provides Countrywide with expanded product capabilities, a low cost source of funds, liquidity, and portfolio lending capabilities that result in substantial recurring earnings.  The Bank invests primarily in high-quality residential mortgage loans sourced from the Loan Production sector and the secondary market.  It funds these assets through various means including its retail deposit franchise, which is comprised of an expanding national financial center network of 101 locations (most of which are located in existing Countrywide retail offices), call centers, and Internet presence.  The Bank also leverages its deposit base through a variety of wholesale funding activities.

Key financial and operational results for the Banking segment as well as the Banking Operations sector are noted in Tables 6 and 7 below with additional details in tables at the end of this release:

Table 6

Banking Segment Pre-tax Earnings

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Banking Operations	$294	$346	$331
Countrywide Warehouse Lending	10	13	18
Allocated corporate expenses	(16)	(16)	(8)
Total Banking segment pre-tax earnings	$288	$343	$341

Table 7

Banking Operations

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Pre-tax Earnings (1)
Net interest income	$497	$480	$418
Provision for loan losses	(124)	(63)	(28)
Non-interest income	41	38	36
Non-interest expense	(120)	(109)	(96)
Total Banking Operations pre-tax earnings	$294	$346	$331

	At Period End
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Key Operating Statistics
Total Assets	$84,261	$82,775	$77,778
Loan Portfolio, net	$69,360	$73,482	$69,055

(1) Numbers may not total exactly due to rounding

Banking Operations’ quarterly pre-tax earnings were $294 million, a decrease of 15 percent from the prior quarter and 11 percent year over year.  The decreases were driven by an increase in the provision for loan losses of $61 million from the fourth quarter and $96 million from the first quarter of 2006 primarily resulting from increases in delinquencies and related increased reserves for loan losses.  This was partially offset by increases in net interest income.  Specifically, net interest margin increased 7 basis points from the fourth quarter of 2006 and 22 basis points from the first quarter of 2006, primarily from a smaller rate lag effect.

While the Banking Operations’ net residential loan portfolio was up modestly on a year-over-year basis, loan portfolio growth has been slowing and is down on a sequential quarter basis.  This is attributable to an increasing percentage of Countrywide’s originations being sold in the secondary markets, lesser availability of loans for purchase by the Bank that meet its investment criteria, and portfolio runoff.  Asset growth during the first quarter of 2007 was primarily attributable to acquisitions of high quality mortgage-backed securities.

During the first quarter, the credit rating agency Moody’s upgraded its rating on Countrywide Bank and announced that Countrywide, Countrywide Home Loans and Countrywide Bank were under review for possible additional upgrades.

The Bank continues to take steps to credit enhance its investment loan portfolio by acquiring supplemental mortgage insurance coverage. As of March 31, 2007, $19.8 billion of the residential lending portfolio of the Bank, representing 29 percent of its total loan portfolio, was covered by supplemental mortgage insurance on specified pools of loans.  The maximum loss coverage available under these policies is $851 million.  The Bank is also in the process of negotiating the purchase of additional pool insurance on its loans.

CAPITAL MARKETS

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager and a commercial real estate finance group.  Financial results for the Capital Markets segment are noted below with operational metrics in the tables at the end of this release:

Table 8

Capital Markets Segment

Pre-tax Earnings (1)

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Revenues
Conduit	$69	$47	$123
Underwriting	67	73	71
Commercial real estate	48	34	16
Securities trading	35	29	35
Brokering	12	11	7
Other	29	21	12
Total revenues	261	214	263
Expenses
Operating expenses	(122)	(107)	(103)
Allocated corporate expenses	(6)	(8)	(4)
Total expenses	(128)	(115)	(108)
Total Capital Markets segment pre-tax earnings	$132	$99	$156

(1) Numbers may not total exactly due to rounding

Quarterly pre-tax earnings for the Capital Markets segment increased 33 percent from the fourth quarter of 2006, primarily driven by increases in conduit and commercial real estate lending revenues. On a year-over-year basis, quarterly pre-tax earnings decreased 15 percent.  This was primarily a result of reduced conduit revenue and increased operating expenses, partially offset by growth in commercial real estate revenues.  Reduced conduit revenue resulted from decreased conduit volumes and margins which have accompanied current secondary market conditions.  Commercial real estate revenues were higher primarily because of increased origination volumes and improved securitization execution.

INSURANCE

Countrywide’s Insurance segment includes Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage guaranty reinsurance company. Financial results for the Insurance segment are noted below with operational metrics in the tables at the end of this release:

Table 9

Insurance Segment Pre-tax Earnings

	Quarter Ended
($ in millions)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Balboa Reinsurance Company	$131	$56	$46
Balboa Life & Casualty	57	29	23
Allocated corporate expenses	(8)	(10)	(4)
Total Insurance segment pre-tax earnings	$180	$75	$65

For the first quarter of 2007, Insurance segment pre-tax results increased $105 million from the fourth quarter of 2006 and $115 million year over year.  This growth resulted from increases at Balboa Reinsurance of $75 million and $85 million, respectively, from the fourth quarter and first quarter of 2006.  In addition, earnings at Balboa Life and Casualty doubled when compared to the sequential and year-over-year quarters.   The increase at Balboa Reinsurance resulted from a $74 million reversal of the loss reserves related to the 2003 books of business, on which negligible remaining loss exposure was deemed to exist in the first quarter of 2007. This compares to a reversal of $6 million in the fourth quarter of 2006 and $5 million for the first quarter of 2006, the latter related to loss reserves on the 2002 books of business.  The increases at Balboa Life & Casualty stemmed from an increase in net earned premiums, primarily in the lender-placed lines, as well as improved claims experience.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $0.15 per share.  The payable date on the dividend is May 31, 2007 to stockholders of record on May 14, 2007.

2007 OUTLOOK

Management believes that considerable risks remain in the mortgage marketplace, including but not limited to potential further deterioration in the housing market that could impact origination volume and future credit costs; potential pending regulatory or legislative actions that could impose constraints on our operations; and other business risks as outlined in the disclaimer at the end of this press release.  While the balance of 2007 is expected to be challenging, management continues to believe that current market conditions will result in opportunities in the form of further industry consolidation.  Management also believes that the Company is well-positioned to capitalize upon these opportunities, which should strengthen Countrywide’s franchise and result in accelerated future market share and earnings growth.

EARNINGS GUIDANCE

Countrywide’s guidance for 2007 is as follows:

Table 10

	Updated 2007 Guidance			Previous 2007 Guidance
	April 26, 2007			January 30, 2007
CFC Consolidated Earnings
Diluted EPS	$3.50	to	$4.30	$3.80	to	$4.80

Market
Total mortgage market ($ in trillions)	$2.2	to	$3.0	$2.2	to	$3.0
Average 10-year U.S. Treasury yield	4.20%	to	5.20%	4.20%	to	5.20%
Average 3-month LIBOR	4.80%	to	5.90%	4.60%	to	5.80%

Production
Company-wide loan origination volume ($ in billions) (1)	$450	to	$550	$375	to	$525
Loan production sector pre-tax margins (2)	10 bps	to	25 bps	15 bps	to	35 bps

Servicing
Average loan servicing portfolio ($ in trillions) (3)	$1.3	to	$1.4	$1.3	to	$1.4
Loan servicing sector pre-tax margins, net hedge	3 bps	to	6 bps	3 bps	to	8 bps

(1) Includes production from the Mortgage Banking, Banking and Capital Markets segments
(2) Denominator is based on company-wide loan origination volume
(3) Total portfolio, including retained servicing, inventory, Bank portfolio and subservicing

The earnings estimates and assumptions and other projections provided in this press release should be considered forward-looking statements and readers are directed to the information contained in the disclaimer provided herein.

Conference Call

Countrywide will host a live conference call to discuss quarterly results today at 12:00 pm Eastern.   The dial-in number for the live conference call is (800) 398-9386 (U.S.) or (612) 332-0107 (International).  The management discussion will be available for replay through midnight Pacific on Thursday, May 10, 2007.  The replay dial-in numbers and access code are (800) 475-6701 (U.S.) / (320) 365-3844 (International) and 868872, respectively.

An accompanying slide presentation will be available on Countrywide’s website (www.countrywide.com), and can be accessed by clicking on “Investor Relations” on the website main page and clicking on the supporting slide show text link for the 2007 first quarter earnings teleconference.  Management strongly recommends that participants have access to this presentation while listening to the management discussion.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and subprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.  This press release does not constitute an offer of any securities for sale.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

(tables follow)

COUNTRYWIDE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS

	Quarters Ended March 31,		%
(in thousands, except per share data)	2007	2006	Change
	(unaudited)
Revenues
Gain on sale of loans and securities	$1,234,104	$1,361,178	(9%)
Interest income	3,351,982	2,593,758	29%
Interest expense	(2,621,045)	(1,899,323)	38%
Net interest income	730,937	694,435	5%
Provision for loan losses	(151,962)	(63,138)	141%
Net interest income after provision for loan losses	578,975	631,297	(8%)
Loan servicing fees and other income from mortgage servicing rights and retained interests	1,387,289	1,199,887	16%
Realization of expected cash flows from mortgage servicing rights	(924,706)	(738,567)	25%
Change in fair value of mortgage servicing rights	179,007	978,281	(82%)
Impairment of retained interests	(429,601)	(120,654)	256%
Servicing hedge losses	(113,738)	(885,870)	(87%)
Net loan servicing fees and other income from mortgage servicing rights and retained interests	98,251	433,077	(77%)
Net insurance premiums earned	334,177	279,793	19%
Other	160,269	130,603	23%
Total revenues	2,405,776	2,835,948	(15%)
Expenses
Compensation	1,075,408	1,074,818	0%
Occupancy and other office	264,213	245,331	8%
Insurance claims	57,305	124,042	(54%)
Advertising and promotion	70,017	60,230	16%
Other	238,038	212,164	12%
Total expenses	1,704,981	1,716,585	(1%)
Earnings before income taxes	700,795	1,119,363	(37%)
Provision for income taxes	266,814	435,852	(39%)
NET EARNINGS	$433,981	$683,511	(37%)
Earnings per Share:
Basic	$0.74	$1.14	(35%)
Diluted	$0.72	$1.10	(35%)
Weighted Average Shares Outstanding:
Basic	588,158	601,585	(2%)
Diluted	603,000	620,332	(3%)

(more)

COUNTRYWIDE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	March 31, 2007	December 31, 2006	% Change
	(unaudited)	(audited)
Assets
Cash	$1,202,114	$1,407,000	(15%)
Mortgage loans held for sale	32,282,579	31,272,630	3%
Trading securities owned, at fair value	16,794,223	20,036,668	(16%)
Trading securities pledged as collateral, at fair value	4,839,902	1,465,517	230%
Securities purchased under agreements to resell, securities borrowed and federal funds sold	28,851,069	27,269,897	6%
Loans held for investment, net of allowance for loan losses of $374,367 and $261,054, respectively	75,177,094	78,085,757	(4%)
Investments in other financial instruments, at fair value	19,445,697	12,769,451	52%
Mortgage servicing rights, at fair value	17,441,860	16,172,064	8%
Premises and equipment, net	1,653,233	1,625,456	2%
Other assets	10,262,832	9,841,790	4%
Total assets	$207,950,603	$199,946,230	4%
Liabilities
Deposit liabilities	$57,525,061	$55,578,682	4%
Securities sold under agreements to repurchase and federal funds purchased	44,085,743	42,113,501	5%
Trading securities sold, not yet purchased, at fair value	3,380,852	3,325,249	2%
Notes payable	74,322,902	71,487,584	4%
Accounts payable and accrued liabilities	8,650,035	8,187,605	6%
Income taxes payable	5,167,561	4,935,763	5%
Total liabilities	193,132,154	185,628,384	4%
Commitments and contingencies	—	—	—
Shareholders’ Equity
Preferred stock - authorized, 1,500,000 shares of $0.05 par value; none issued and outstanding	—	—	—
Common stock - authorized, 1,000,000,000 shares of $0.05 par value; issued, 591,596,654 shares and 585,466,719 shares at March 31, 2007 and December 31, 2006, respective; outstanding, 591,201,542 shares and 585,182,298 shares at March 31, 2007 and December 31, 2006, respectively	29,580	29,273	1%
Additional paid-in capital	2,320,760	2,154,438	8%
Accumulated other comprehensive loss	(16,535)	(17,556)	(6%)
Retained earnings	12,484,644	12,151,691	3%
Total shareholders’ equity	14,818,449	14,317,846	3%
Total liabilities and shareholders’ equity	$207,950,603	$199,946,230	4%

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COUNTRYWIDE FINANCIAL CORPORATION
LOANS HELD FOR INVESTMENT, NET, OTHER ASSETS AND
MORTGAGE SERVICING RIGHTS

(in thousands)	March 31, 2007	December 31, 2006	% Change
	(unaudited)	(audited)
Loans Held for Investment, Net
Mortgage loans	$70,126,737	$72,295,979	(3%)
Warehouse lending advances secured by mortgage loans	2,771,074	3,185,248	(13%)
Defaulted FHA-insured and VA-guaranteed loans repurchased from securities	1,770,410	1,761,170	1%
	74,668,221	77,242,397	(3%)
Purchase premiums and discounts, and deferred loan origination fees and costs, net	883,240	1,104,414	(20%)
Allowance for loan losses	(374,367)	(261,054)	43%
Total loans held for investment, net	$75,177,094	$78,085,757	(4%)
Other Assets
Reimbursable servicing advances, net	$2,266,756	$2,121,486	7%
Securities broker-dealer receivables	1,976,388	1,605,502	23%
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	1,220,597	1,433,070	(15%)
Interest receivable	998,387	997,854	0%
Receivables from custodial accounts	599,223	719,048	(17%)
Real estate acquired in settlement of loans	386,219	251,163	54%
Capitalized software, net	377,291	367,055	3%
Prepaid expenses	336,659	320,597	5%
Cash surrender value of assets held in trust for deferred compensation plans	324,054	319,864	1%
Restricted cash	321,032	238,930	34%
Receivables from sale of securities	153,700	284,177	(46%)
Derivative margin accounts	133,003	118,254	12%
Other assets	1,169,523	1,064,790	10%
Total other assets	$10,262,832	$9,841,790	4%
Mortgage Servicing Rights, at Fair Value
Balance at December 31, 2006	$16,172,064
Additions:
Servicing resulting from transfers of financial assets	1,898,903
Purchases of servicing assets	116,592
	2,015,495
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	179,007
Other changes in fair value (2)	(924,706)
Balance at March 31, 2007	$17,441,860

(1)                Mostly reflects changes in discount rates and prepayment speed assumptions, primarily due to changes in interest rates.

(2)                Represents changes due to realization of expected cash flows.

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COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS

	March 31,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)
Investments in Other Financial Instruments, at Fair Value
Available-for-sale securities:
Mortgage-backed securities	$13,369,569	$7,007,786	91%
Obligations of U.S. Government-sponsored enterprises	654,361	776,717	(16%)
Municipal bonds	414,049	412,886	0%
U.S. Treasury securities	141,424	168,313	(16%)
Other	2,697	2,858	(6%)
Subtotal	14,582,100	8,368,560	74%

Interests retained in securitization accounted for as available-for-sale securities:
Prime interest-only and principal-only securities	264,266	279,375	(5%)
Prime home equity line of credit transferor’s interest	101,686	144,346	(30%)
Subprime residuals and other related securities	90,547	152,745	(41%)
Prepayment penalty bonds	38,516	52,697	(27%)
Prime home equity residual securities	25,842	40,766	(37%)
Subprime interest-only securities	14,996	3,757	299%
Prime home equity interest-only securities	6,255	7,021	(11%)
Subordinated mortgage-backed pass-through securities	799	1,382	(42%)
Prime residual securities	715	1,435	(50%)
Total interests retained in securitization accounted for as available-for-sale securities	543,622	683,524	(20%)

Total available-for-sale securities	15,125,722	9,052,084	67%

Interests retained in securitization accounted for as trading securities:
Prime home equity line of credit transferor’s interest	679,389	553,701	23%
Prime interest-only and principal-only securities	634,098	549,635	15%
Prime home equity residual securities	591,434	737,808	(20%)
Subprime residuals and other related securities	292,054	388,963	(25%)
Prepayment penalty bonds	116,249	90,666	28%
Subordinated mortgage-backed pass-through securities	46,487	—	N/M
Prime home equity interest-only securities	22,141	22,467	(1%)
Prime residual securities	6,999	11,321	(38%)
Interest rate swaps	964	2,490	(61%)
Total interests retained in securitization accounted for as trading securities	2,389,815	2,357,051	1%

Servicing hedge principal-only securities accounted for as trading securities	466,245	—	N/M

Hedging and mortgage pipeline derivatives:
Mortgage servicing related	761,984	837,908	(9%)
Notes payable related	486,031	444,342	9%
Mortgage loans held for sale and pipeline related	215,900	78,066	177%
Total investments in other financial instruments	$19,445,697	$12,769,451	52%

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COUNTRYWIDE FINANCIAL CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Quarters Ended
	March 31,		%
(dollar amounts in millions)	2007	2006	Change

Production by segment:
Mortgage Banking	$110,567	$93,452	18%
Banking Operations	2,568	8,073	(68%)
Capital Markets - conduit acquisitions	1,829	4,007	(54%)
Total Mortgage Loan Fundings	114,964	105,532	9%
Commercial real estate	2,011	966	108%
Total Loan Fundings	$116,975	$106,498	10%

Number of loans produced	595,534	571,737	4%

Loan closing services (units):
Number of credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders, other title and escrow services, and home inspections	6,474,805	5,802,108	12%

	March 31,		%
	2007	2006	Change
Mortgage loan pipeline
(loans-in-process)	$69,389	$64,167	8%

Loan servicing portfolio (1)	$1,351,598	$1,152,651	17%

Number of loans serviced (1)	8,438,625	7,604,711	11%

MSR portfolio (2)	$1,242,111	$1,024,220	21%

Assets of Banking Operations
(in billions)	$84	$78	8%

(1)                Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.

(2)                Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.

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COUNTRYWIDE FINANCIAL CORPORATION

QUARTERLY SEGMENT ANALYSIS

(Unaudited)

	Quarter Ended March 31, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,033,209	$(49)	$—	$1,033,160	$—	$189,796	$—	$—	$11,148	$1,234,104
Net interest income after provision for loan losses	90,024	(16,684)	3,192	76,532	386,648	60,624	17,012	1,609	36,550	578,975
Net loan servicing fees (1)	—	139,994	—	139,994	—	1,577	(907)	—	(42,413)	98,251
Net insurance premiums earned	—	—	—	—	—	—	334,177	—	—	334,177
Other revenue (2)	58,093	26,908	82,284	167,285	42,613	8,659	19,434	18,841	(96,563)	160,269
Total revenues	1,181,326	150,169	85,476	1,416,971	429,261	260,656	369,716	20,450	(91,278)	2,405,776
Expenses	1,041,885	219,262	55,520	1,316,667	141,167	128,448	190,058	16,444	(87,803)	1,704,981

Earnings (loss) before income taxes	$139,441	$(69,093)	$29,956	$100,304	$288,094	$132,208	$179,658	$4,006	$(3,475)	$700,795

	Quarter Ended March 31, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,160,777	$1,979	$—	$1,162,756	$—	$187,300	$—	$—	$11,122	$1,361,178
Net interest income after provision for loan losses	113,326	31,658	1,361	146,345	410,282	58,094	14,535	542	1,499	631,297
Net loan servicing fees (1)	—	429,538	—	429,538	282	1,332	(614)	11,322	(8,783)	433,077
Net insurance premiums earned	—	—	—	—	—	—	279,793	—	—	279,793
Other revenue (2)	67,496	6,661	70,267	144,424	41,068	16,397	9,433	23,214	(103,933)	130,603
Total revenues	1,341,599	469,836	71,628	1,883,063	451,632	263,123	303,147	35,078	(100,095)	2,835,948
Expenses	1,057,450	221,118	49,421	1,327,989	110,546	107,550	238,204	24,910	(92,614)	1,716,585

Earnings (loss) before income taxes	$284,149	$248,718	$22,207	$555,074	$341,086	$155,573	$64,943	$10,168	$(7,481)	$1,119,363

(1)                Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)                Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

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COUNTRYWIDE FINANCIAL CORPORATION
BANKING OPERATIONS
PAY-OPTION LOANS HELD FOR INVESTMENT,
PRODUCTION AND ACQUISITIONS OF LOANS HELD FOR INVESTMENT AND
CREDIT QUALITY
(Unaudited)

	March 31,	December 31,
(in thousands)	2007	2006
Pay-option ARM loans held for investment:
Total pay-option ARM loan portfolio	$30,780,617	$32,732,581
Total principal balance of pay-option ARM loans with accumulated negative amortization	$27,448,774	$28,958,718
Accumulated negative amortization (from original loan balance)	$815,826	$653,974

	Quarters Ended March 31,		%
(in thousands)	2007	2006	Change

Interest capitalized on loans	$233,986	$109,237	114%

	Quarters Ended March 31,		%
(in millions)	2007	2006	Change
Production and bulk acquisitions of loans held for investment by channel:
Purchases (1)	$2,163	$2,114	2%
Correspondent Lending	366	2,337	(84%)
Consumer Markets	26	852	(97%)
Wholesale Lending	13	2,770	(100%)
Total production and purchases of loans held for investment	$2,568	$8,073	(68%)

(1)                                  Acquisitions from third parties

	March 31,		December
(dollar amounts in thousands)	2007		2006

Non-performing residential loans:		% assets		% assets
With third party credit enhancement (2)	$146,297	0.17%	$109,218	0.13%
Without third party credit enhancement	547,553	0.65%	409,865	0.50%
	693,850	0.82%	519,083	0.63%
Foreclosed real estate	110,059	0.13%	27,416	0.03%

Total non-performing assets	$803,909	0.95%	$546,499	0.66%

Allowances for credit losses:
Allowance for loan losses	$318,083		$228,692
Liability for unfunded loan commitments	13,759		8,104
	$331,842		$236,796
Allowances for credit losses as a percentage of:
Total non-performing loans		47.83%		45.62%
Total non-performing loans without third party credit enhancements		60.60%		57.77%
Total loans held for investment		0.48%		0.32%

	Quarter Ended March 31, 2007		Quarter Ended March 31, 2006
		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans
Net charge-offs:	$33,057	0.19%	$6,665	0.04%

(2)                                  Third party credit enhancements include borrower-paid mortgage insurance and pool mortgage insurance acquired by the Banking Operations.

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COUNTRYWIDE FINANCIAL CORPORATION
BANKING OPERATIONS
SUMMARY INFORMATION, AVERAGE BALANCE SHEET AND LOAN QUALITY
(Unaudited)

Summary Information	March 31,
(dollar amounts in thousands)	2007	2006
After-tax return on average assets	0.88%	1.08%
After-tax return on average equity	14.6%	15.4%

Period end:
Total assets	$84,260,689	$77,777,915
Total equity	$5,029,782	$5,360,416
Total investment loan portfolio, net	$69,360,391	$69,055,297

Average Balance Sheet	Quarter Ended March 31, 2007			Quarter Ended March 31, 2006
		Interest			Interest
	Average	Income/	Annualized	Average	Income/	Annualized
(dollar amounts in thousands)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate

Interest-earning assets
Home loans
Pay-option ARMs	$32,135,605	$591,547	7.36%	$28,410,879	$427,954	6.03%
Hybrid & other 1st liens	18,655,609	258,177	5.54%	22,214,899	291,096	5.24%
Home equity loans	20,061,375	415,223	8.35%	15,424,400	301,950	7.91%
Warehouse lending advances	—	—	0.00%	—	—	0.00%
Construction loans	21,493	417	7.76%	—	—	0.00%
Other assets	9,037,634	122,899	5.45%	7,991,760	101,464	5.09%
Total interest-earning assets	$79,911,716	$1,388,263	6.97%	$74,041,938	$1,122,464	6.08%

Interest-bearing liabilities
Money market & savings deposits	$10,676,624	$136,174	5.17%	$4,831,270	$51,411	4.32%
Escrow deposits	15,588,390	198,412	5.16%	13,468,530	145,852	4.39%
Time deposits (CDs)	29,328,133	369,146	5.10%	22,769,200	236,566	4.21%
FHLB advances	17,166,718	180,971	4.28%	24,663,071	245,221	4.03%
Other borrowings	515,266	6,820	5.37%	2,216,502	25,114	4.60%
Total interest-bearing liabilities	$73,275,131	$891,523	4.93%	$67,948,573	$704,164	4.20%

Net interest spread			2.04%			1.88%
Net interest margin			2.45%			2.23%

Loan Quality (1)

	March 31, 2007			March 31, 2006
	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	75%	79%	717	75%	78%	721
Hybrid & other 1st liens	74%	79%	733	74%	79%	735
Home equity loans	20%	81%	731	20%	81%	729

(1)                                  At time of origination; LTV=loan-to-value ratio; CLTV=combined LTV, which included second mortgages at time of origination; FICO is a commonly used credit scoring measure

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COUNTRYWIDE FINANCIAL CORPORATION
OTHER OPERATIONS
CAPITAL MARKETS SECURITIES AND INSURANCE SEGMENT
(Unaudited)

	Quarters Ended
	March 31,		%
(in millions)	2007	2006	Change

Capital Markets Securities Trading Volume: (1)
Mortgage-backed securities	$560,269	$528,350	6%
U.S. Treasury securities	365,329	357,112	2%
Asset-backed securities	33,641	32,676	3%
Other	38,703	60,217	(36%)
Total securities trading volume	$997,942	$978,355	2%

(1)                                  Includes trades with Mortgage Banking Segment.

Insurance Segment

	Quarters Ended
	March 31,		%
(dollar amounts in thousands)	2007	2006	Change
Balboa Life & Casualty:
Lender-placed net premiums earned	$166,734	$126,052	32%
Voluntary net premiums earned	$104,183	$101,946	2%
Loss ratio	43%	50%
Combined ratio	81%	91%

	Quarters Ended
	March 31,		%
	2007	2006	Change
Balboa Reinsurance:
(in thousands)
Reinsurance net earned premiums	$63,260	$51,795	22%

(in billions)
Period end:
Loans in CFC servicing portfolio covered by Balboa Reinsurance	$94	$81	16%